Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
News Release
Hewlett Packard Enterprise Company Announces Pricing of Senior Notes
Editorial contact: Kate Holderness, HPE corpmediarelations@hpe.com

PALO ALTO, Calif. Sep 11, 2017 - Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) (NYSE: HPE) today announced the pricing of $1,100,000,000 aggregate principal amount of 2.100% notes due 2019 (the “Notes”). Hewlett Packard Enterprise intends to use the net proceeds from this offering to fund the repayment of the $750 million outstanding principal amount of its 2.450% notes due 2017, the repayment of the $350 million outstanding principal amount of its floating rate notes due 2017, and for general corporate purposes, which may include pursuing various mergers and acquisitions.

The issuance of the Notes is expected to close on September 20, 2017, subject to customary closing conditions.

The Notes being offered by Hewlett Packard Enterprise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, they may not be offered or sold in the United States to any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act. Accordingly, the Notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to the intelligent edge, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Forward-Looking Statements

The information included in this press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes offering, statements of the plans, strategies and objectives of Hewlett Packard Enterprise for future operations and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Hewlett Packard Enterprise to differ include, without limitation, that the Notes offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; integration and other risks associated with business combination and investment transactions; and other risks that are described in Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and Hewlett Packard Enterprise’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.